UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOBLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100305

NOBLE CORPORATION

Dorfstrasse 19A

6340 Baar

Zug, Switzerland

INVITATION TO THE ANNUAL GENERAL MEETING

OF SHAREHOLDERS

To Be Held On April 26, 2013

To the Shareholders of Noble Corporation:

The annual general meeting of shareholders of Noble Corporation, a Swiss corporation (the “Company”), will be held on April 26, 2013, at 3 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland.

1.	Agenda Items and Proposals of the Board of Directors

1.1	Election of Directors

The Board of Directors proposes that Michael A. Cawley and Gordon T. Hall be re-elected and Ashley Almanza be elected for a three-year term that will expire in 2016.

1.2	Approval of the 2012 Annual Report, the Consolidated Financial Statements of the Company for Fiscal Year 2012 and the Statutory Financial Statements of the Company for Fiscal Year 2012

The Board of Directors proposes that our shareholders approve the 2012 Annual Report, the consolidated financial statements for fiscal year 2012 and the statutory financial statements for fiscal year 2012.

1.3	Dividend Payment Funded From Capital Contribution Reserve

The Board of Directors proposes that our shareholders approve (A) the release and allocation of CHF 524,624,771.44, which is equal to approximately USD 563,143,807.90 using the currency exchange rate as published by the Swiss National Bank on February 21, 2013 (CHF 0.9316/ USD 1.00), from the Company’s capital contribution reserve to a special reserve account (the “Dividend Reserve”), (B) a dividend in the amount of USD 1.00 per share to be distributed out of the Dividend Reserve and paid in four installments of USD 0.25 per share (each, an “Installment”) in August 2013, November 2013, February 2014 and May 2014 (in each case subject to the availability of a sufficient amount in the Dividend Reserve) provided that the Board of Directors shall have the authority to accelerate the payment of any Installment or portions thereof in its sole discretion at any time prior to payment of the final Installment and (C) the automatic re-allocation to the capital contribution reserve of any amount of the Dividend Reserve remaining after payment of the final quarterly Installment of the dividend.

1.4	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal Year 2013 and Election of PricewaterhouseCoopers AG as Statutory Auditor

The Board of Directors proposes that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013 and that PricewaterhouseCoopers AG be elected as the Company’s statutory auditor pursuant to the Swiss Code of Obligations for a one-year term commencing on the date of the 2013 annual general meeting of shareholders and terminating on the date of the 2014 annual general meeting of shareholders.

1.5	Discharge of the Members of the Board of Directors and the Executive Officers for Fiscal Year 2012

The Board of Directors proposes that our shareholders discharge the members of the Board of Directors and the executive officers from personal liability for fiscal year 2012.

1.6	An Advisory Vote on the Company’s Executive Compensation

The Board of Directors proposes that our shareholders, in an advisory vote, approve the compensation of the Company’s named executive officers.

1.7	Extension of Board Authority to Issue Authorized Share Capital

The Board of Directors proposes that our shareholders extend the Board’s authority to issue up to 133,075,000 shares until April 25, 2015 and approve the amendment to Article 6 paragraph 1 of our Articles of Association accordingly. The maximum number of issuable shares corresponds to 50% of our registered share capital as of February 28, 2013.

In order to extend the authority of our Board to issue authorized share capital until April 25, 2015, Article 6 paragraph 1 of our Articles of Association will be amended to read as follows:

Artikel 6: Genehmigtes Aktienkapital	Article 6: Authorized Share Capital

[1]   Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis spätestens zum 25. April 2015, im Maximalbetrag von Schweizer Franken 419’186’250.00 durch Ausgabe von höchstens 133’075’000 vollständig zu liberierenden Aktien mit einem Nennwert von je Schweizer Franken 3.15 zu erhöhen. Eine Er-höhung des Aktienkapitals (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines an- schliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.

[1]  The Board of Directors is authorized to increase the share capital no later than April 25, 2015, by a maximum amount of Swiss Francs 419,186,250.00 by issuing a maximum of 133,075,000 fully paid-up Shares with a par value of Swiss Francs 3.15 each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, shall be permissible.

2.	Organizational Matters

2.1	Proxy Materials and Voting Rights

A copy of the proxy materials, including a proxy card, was sent to each shareholder registered in the Company’s share register as of the close of business, U.S. Eastern time, on March 1, 2013. Any additional shareholders who are registered with voting rights in the Company’s share register as of the close of business, U.S. Eastern time, on April 8, 2013 or who notify the Company’s Corporate Secretary in writing of their acquisition of shares by such time will receive a copy of the proxy materials after April 8, 2013. Shareholders who are not registered in the Company’s share register as of the close of business, U.S. Eastern time, on April 8, 2013 or who have not notified the Company’s Corporate Secretary in writing (mail to Noble Corporation, Attention: Corporate Secretary, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland) of their acquisition of shares by such time will not be entitled to attend, vote or grant proxies to vote at, the 2013 annual general meeting. No shareholder will be entered in or removed from the Company’s share register as a shareholder with voting rights between the close of business, U.S. Eastern time, on April 8, 2013 and the opening of business, U.S. Eastern time, on the day following the annual general meeting. Computershare Trust Company, N.A., as agent, which maintains the Company’s share register, will, however, continue to register transfers of Noble Corporation shares in the share register in its capacity as transfer agent during this period.

Shareholders who are registered with voting rights in the Company’s share register as of the close of business, U.S. Eastern time, on April 8, 2013 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the annual general meeting and vote their shares, or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Mr. Christian Koller, Gloor & Sieger, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on April 25, 2013 either to:

Noble Corporation

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

or, if granting a proxy to the independent representative:

Mr. Christian Koller

c/o Gloor & Sieger

Utoquai 37

P.O. Box 581

CH 8024 Zurich, Switzerland

Shares of holders who are registered with voting rights in the Company’s register as of the close of business, U.S. Eastern time, on April 8, 2013 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. The Company or the independent representative, as applicable, will vote shares of holders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to the Company or the independent representative) in the manner recommended by the Board of Directors.

If any other matters are properly presented at the meeting for consideration, the Company and the independent representative, as applicable, will vote on these matters in the manner recommended by the Board of Directors.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.

Please note that shareholders attending the annual general meeting in person or by proxy are required to show their proxy card and proper identification on the day of the annual general meeting. In order to determine attendance correctly, any shareholder leaving the annual general meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

2.2	Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the Company or the independent representative are kindly asked to inform the Company of the number and par value of the shares they represent as soon as possible, but no later than April 26, 2013, 2 p.m., Zug time, at the admission desk for the annual general meeting.

2.3	Annual Report, Consolidated Financial Statements

A copy of the 2012 Annual Report of the Company, including the consolidated financial statements for fiscal year 2012, the statutory financial statements for fiscal year 2012 and the audit reports on such statements, are available for physical inspection at the Company’s registered office at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone number

41 (41) 761-6555.

Your vote is important. All shareholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the proxy or voting instruction card.

Baar, Switzerland, April 4, 2013	By Order of the Board of Directors
Julie J. Robertson, Secretary